EXECUTION COPY





	Coors Brewing Company


	Issuer


	The Guarantors Named Herein as Guarantors



	Deutsche Bank Trust Company Americas


	Trustee



	____________________

	INDENTURE


	Dated as of May 7, 2002


	_____________________





	CROSS-REFERENCE TABLE

  TIA									Indenture
Section								Section
310(a)(1)		..............................	7.10
(a)(2)		..............................	7.10
(a)(3)		..............................	N.A.
(a)(4)		..............................	N.A.
(b)		..............................	7.08; 7.10
(c)		..............................	N.A.
311(a)		..............................	7.11
(b)		..............................	7.11
(c)		..............................	N.A.
312(a)		..............................	2.05
(b)		..............................	10.03
(c)		..............................	10.03
313(a)		..............................	7.06
(b)(1)		..............................	N.A.
(b)(2)		..............................	7.06
(c)		..............................	11.02
(d)		..............................	7.06
314(a)		..............................	4.02;
(b)		..............................	N.A.
(c)(1)		..............................	10.04
(c)(2)		..............................	10.04
(c)(3)		..............................	N.A.
(d)		..............................	N.A.
(e)		..............................	10.05
315(a)		..............................	7.01
(b)		..............................	7.05; 10.02
(c)		..............................	7.01
(d)		..............................	7.01
(e)		..............................	6.11
316(a)(last sentence) ..........................	10.06
(a)(1)(A)	..............................	6.05
(a)(1)(B)	..............................	6.04
(a)(2)		..............................	N.A.
(b)		..............................	6.07
317(a)(1)		..............................	6.08
(a)(2)		..............................	6.09
(b)		..............................	2.04
318(a)		..............................	10.01

N.A. means Not Applicable.


Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.


	TABLE OF CONTENTS
                                                  	Page

ARTICLE 1 Definitions and Incorporation by Reference

SECTION 1.01.  Definitions	1
SECTION 1.02.  Other Definitions	7
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act	7
SECTION 1.04.  Rules of Construction	7

ARTICLE 2 The Securities

SECTION 2.01.  Issuable in Series	8
SECTION 2.02.  Establishment of Terms of Series of Securities	8
SECTION 2.03.  Execution and Authentication	12
SECTION 2.04.  Paying Agent, Registrar and Service Agent	13
SECTION 2.05.  Paying Agent to Hold Money in Trust	14
SECTION 2.06.  Securityholder Lists	15
SECTION 2.07.  Transfer and Exchange	15
SECTION 2.08.  Replacement Securities	16
SECTION 2.09.  Outstanding Securities	17
SECTION 2.10.  Temporary Securities	17
SECTION 2.11.  Cancellation	17
SECTION 2.12.  Defaulted Interest	18
SECTION 2.13.  Global Securities	18
SECTION 2.14.  CUSIP Numbers	21

ARTICLE 3 Redemption

SECTION 3.01.  Notices to Trustee	22
SECTION 3.02.  Selection of Securities To Be Redeemed	22
SECTION 3.03.  Notice of Redemption	23
SECTION 3.04.  Effect of Notice of Redemption	24
SECTION 3.05.  Deposit of Redemption Price	24
SECTION 3.06.  Securities Redeemed in Part	24

ARTICLE 4 Covenants

SECTION 4.01.  Payment of Securities	24
SECTION 4.02.  Compliance Certificate	25
SECTION 4.03.  Further Instruments and Acts	25

ARTICLE 5 Merger and Consolidation

SECTION 5.01.  When Parent, Company or Subsidiary Guarantors May
Merge or Transfer Assets	25

ARTICLE 6 Defaults and Remedies

SECTION 6.01.  Events of Default	27
SECTION 6.02.  Acceleration	29
SECTION 6.03.  Other Remedies	29
SECTION 6.04.  Waiver of Defaults	30
SECTION 6.05.  Control by Majority	30
SECTION 6.06.  Limitation on Suits	31
SECTION 6.07.  Rights of Holders to Receive Payment	31
SECTION 6.08.  Collection Suit by Trustee	31
SECTION 6.09.  Trustee May File Proofs of Claim	32
SECTION 6.10.  Priorities	32
SECTION 6.11.  Undertaking for Costs	33
SECTION 6.12.  Waiver of Stay or Extension Laws	33

ARTICLE 7 Trustee

SECTION 7.01.  Duties of Trustee	33
SECTION 7.02.  Rights of Trustee	35
SECTION 7.03.  Individual Rights of Trustee	35
SECTION 7.04.  Trustee's Disclaimer	35
SECTION 7.05.  Notice of Defaults	36
SECTION 7.06.  Reports by Trustee to Holders	36
SECTION 7.07.  Compensation and Indemnity	36
SECTION 7.08.  Replacement of Trustee	37
SECTION 7.09.  Successor Trustee by Merger	38
SECTION 7.10.  Eligibility; Disqualification	39
SECTION 7.11.  Preferential Collection of Claims Against Company	39

ARTICLE 8 Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance	39
SECTION 8.02.  Conditions to Defeasance	40
SECTION 8.03.  Application of Trust Money	42
SECTION 8.04.  Repayment to Company	42
SECTION 8.05.  Indemnity for Government Obligations	42
SECTION 8.06.  Reinstatement	42

ARTICLE 9 Amendments

SECTION 9.01.  Without Consent of Holders	43
SECTION 9.02.  With Consent of Holders	45
SECTION 9.03.  Compliance with Trust Indenture Act	46
SECTION 9.04.  Revocation and Effect of Consents and Waivers	46
SECTION 9.05.  Notation on or Exchange of Securities	46
SECTION 9.06.  Trustee To Sign Amendments	47
SECTION 9.07.  Payment for Consent	47

ARTICLE 10 Guaranties

SECTION 10.01.  Guaranties	47
SECTION 10.02.  Limitation on Liability	50
SECTION 10.03.  Successors and Assigns	50
SECTION 10.04.  No Waiver	50
SECTION 10.05.  Modification	50
SECTION 10.06.  Release of Subsidiary Guarantor	51
SECTION 10.07.  Contribution	51

ARTICLE 11 Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls	51
SECTION 11.02.  Notices	52
SECTION 11.03.  Communication by Holders with Other Holders	52
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent	52
SECTION 11.05.  Statements Required in Certificate or Opinion	53
SECTION 11.06.  When Securities Disregarded	53
SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar	54
SECTION 11.08.  Legal Holidays	54
SECTION 11.09.  Governing Law	54
SECTION 11.10.  No Recourse Against Others	54
SECTION 11.11.  Successors	54
SECTION 11.12.  Multiple Originals	54
SECTION 11.13.  Table of Contents; Headings	54

	INDENTURE dated as of May 7, 2002, among Coors
Brewing Company, a Colorado Corporation (the
"Company"), Adolph Coors Company, a Colorado corporation (the "Parent"), Coors Distributing
Company, a Colorado company, Coors Worldwide, Inc., a
Colorado company, Coors International Market
Development L.L.L.P, a Colorado limited liability limited partnership and Coors Caribe, Inc., a Colorado corporation, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the
"Trustee").

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the "Securities"):

ARTICLE 1
Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

"Business Day" means each day which is not a Legal Holiday.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Clearstream" means Clearstream Banking, societe anonyme.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

"Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

"Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Definitive Security" means a certificated Security registered in the name of the holder thereof and issued in accordance with Section 2.07 hereof.

"Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in
Section 2.13 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

"Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means, with respect to any Series of Securities, generally accepted accounting principles in the United States of America as in effect as of the Issue Date for such Series, including those set forth in:

(1) the opinions and pronouncements of the Accounting
Principles Board of the American Institute of Certified Public
Accountants;

(2) statements and pronouncements of the Financial
Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

"Global Security" when used with respect to any Series of Securities issued hereunder, means a Security (1) which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or with a Board Resolution and pursuant to a Company Order,
(2) which shall be registered in the name of the Depositary or its nominee and (3) which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the Global Security Legend.

"Global Security Legend" means the legend set forth in
Section 2.13(c), which is required to be placed on all Global Securities issued under this Indenture.

"Guarantors" means Parent and the Subsidiary Guarantors.

"Guaranty" means a Parent Guaranty or a Subsidiary Guaranty.

"Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary
Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in this Indenture.

"Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

"Indenture" means this Indenture as amended or supplemented from time to time.

"Interest Payment Date" when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on those Securities.

"Issue Date" means, with respect to any Series of Securities, the date on which the initial Securities of such Series are first issued.

"Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

"Mortgage" means any mortgage, pledge, security interest, encumbrance, lien or similar charge.

"Officer" means, with respect to any Person (other than the Trustee), the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of such Person.

"Officers' Certificate" means a certificate signed by two
Officers of the Parent and two Officers of the Company.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Original Issue Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

"Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream).

"Parent" means Adolph Coors Company and its successors.

"Parent Guaranty" means any guarantee by Parent of the Company's obligations with respect to any Series of Securities issued under this Indenture.

"Person" means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

"SEC" means the Securities and Exchange Commission.

"Security" or "Securities" means each Security issued formally by the Company.

"Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

"Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

"Subsidiary" means, with respect to any Person, any other
Person more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

"Subsidiary Guarantors" means Coors Distributing Company,
Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., and Coors Caribe, Inc. and any of the Parent's future Subsidiaries or any one or combination of such Subsidiaries to the extent designated in accordance with Section 2.02 as a "Subsidiary Guarantor" for a particular Series of Securities.

"Subsidiary Guaranty" means any guarantee by a Subsidiary
Guarantor of the Company's obligations with respect to any Series of Securities under this Indenture.

"TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
sections 77aaa-77bbbb) as in effect on the date of this Indenture.

"Trustee" means the party named as such in this Indenture until a successor replaces it, pursuant to Section 7.08, and, thereafter, means the successor.

"Trust Officer" means when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

"Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

"Voting Stock" of a Person means all classes of Capital
Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.02.  Other Definitions.

Defined in
Term		        	  Section

"Agent"	2.04
"Bankruptcy Law" 	6.01
"covenant defeasance option"	8.01(b)
"CUSIP"	2.12
"Event of Default" 	6.01
"Guaranteed Obligation"	10.01
"ISIN"	2.12
"legal defeasance option" 	8.01(b)
"Legal Holiday"	11.08
"Paying Agent"	2.04
"Registrar"	2.04
"Retiring Trustee"	7.08
"Service Agent"	2.04
"Successor Company"	5.01
"Successor Parent"	5.01

SECTION 1.03.  Incorporation by Reference of Trust Indenture
Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

"Commission" means the SEC;

"indenture securities" means the Securities, the Parent
Guaranty and the Subsidiary Guaranties;

"indenture security holder" means a Securityholder;

"indenture to be qualified" means this Indenture;

"indenture trustee" or "institutional trustee" means the Trustee; and

"obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) "or" is not exclusive;

(4) "including" means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) interest payable on Securities of any Series shall include any additional interest required to be paid on such Securities under any registration rights or similar agreement entered into by the Company with respect to such Series of Securities;

(7)  provisions apply to successive events and 	transactions;
and

(8)  references to sections of or rules under the Securities
Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

The Securities

SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be executed, authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a supplemental indenture detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

SECTION 2.02.  Establishment of Terms of Series of Securities.
At or prior to the issuance of any Securities within a Series, the following shall be established in a supplemental indenture (as to the Series generally, in the case of Subsection 2.02(a)), and either as to such Securities within the Series or as to the Series generally, in the case of Subsections 2.02(b) through 2.02(aa) as reflecting terms set forth in a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution:

(a) the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(b) any limit upon the aggregate principal amount of the Securities of the Series which may be executed, authenticated and delivered under this Indenture (except for Securities executed, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(c) the date or dates on which the principal and premium of the Securities of the Series are payable;

(d) the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates, for the determination of Holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(e) the currency or currencies, including composite currencies in which Securities of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Securities in registered form) or the principal New York office of the Trustee (in the case of Securities in bearer form), where the principal, premium and interest with respect to Securities of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(f) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Company or otherwise;

(g) whether Securities of the Series are to be issued in registered form or bearer form or both and, if Securities are to be issued in bearer form, whether coupons will be attached to them, whether
Securities of the Series in bearer form may be exchanged for Securities of the Series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(h) if any Securities of the Series are to be issued in bearer form or as one or more Global Securities representing individual Securities of the Series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Security of the Series in bearer form payable with respect to any Interest Payment Date prior to the exchange of such temporary Security in bearer form for definitive Securities of the Series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary Security in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities of the Series in bearer form;

(i) the obligation, if any, of the Company to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(j) the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for any of the Company's common stock, preferred stock, other debt securities or warrants for common stock, preferred stock or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(k) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(l) if the amount of principal, premium or interest with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(m) if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

(n) any changes or additions to Article 8;

(o) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to
Section 6.02;

(p) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(q) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Series of Securities to declare the principal amount of, premium, if any, and interest on such Series of Securities due and payable pursuant to Section 6.02;

(r) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Definitive Securities of such Series, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(s) any Trustee, authenticating agent, Paying Agent, transfer agent, Service Agent or Registrar;

(t) the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Articles 4 or 5 which applies to Securities of the Series;

(u) the names, if any, of the Subsidiary Guarantors and any addition to or change in the terms of the Subsidiary Guaranties relating to the Series, including any provisions related to their subordination;

(v) any addition to or change in the terms of the Parent
Guaranty, if any, to apply to the Securities of the Series, including any provisions related to its subordination;

(w) the subordination, if any, of the Securities of the Series pursuant to this Indenture;

(x) with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(y) any United States Federal income tax consequences applicable to the Securities;

(z) the terms applicable to Original Issue Discount Securities, including the rate or rates at which original issue discount will accrue;

(aa) any other terms of Securities of the Series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the supplemental indenture referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such supplemental indenture.

SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.
 If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the supplemental indenture hereto upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a supplemental indenture hereto.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the supplemental indenture hereto delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) supplemental indenture hereto establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series,
(b) an Officers' Certificate complying with Section 11.04, and (c) an Opinion of Counsel complying with Section 11.04.

The Trustee may decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or Service Agent.

SECTION 2.04.  Paying Agent, Registrar and Service Agent.  The
Company shall maintain, with respect to each Series of Securities, an office or agency in the Borough of Manhattan, the City and State of New York (or any other place or places specified with respect to such Series pursuant to Section 2.02) where Securities of such Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be presented for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture (not including, however, service of process) may be served ("Service Agent" and collectively with the Paying Agent and the Registrar, the "Agents" and each, an "Agent"). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands (other than service of process) may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.02 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent.

The Company hereby appoints the Trustee as the initial
Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

SECTION 2.05.  Paying Agent to Hold Money in Trust.  The
Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent.

SECTION 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with TIA section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing, at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

SECTION 2.07.  Transfer and Exchange.  When Securities of a
Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate and deliver Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company or Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 3.06 or 9.05).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer or exchange of Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

SECTION 2.08.  Replacement Securities.  If any mutilated
Security is surrendered to the Trustee, the Company shall issue and execute and, if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Company or the Trustee, the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or a Trust Officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this
Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09.  Outstanding Securities.  The Securities
outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) has received on time from the Company and holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

SECTION 2.10.  Temporary Securities.  Until Definitive
Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate Definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the Definitive Securities.

SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Securities according to its normal operating procedures (subject to the record retention requirements of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date. The Company shall fix such record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.13.  Global Securities.

(a) Terms of Securities. A supplemental indenture entered into pursuant to a Board Resolution or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b) Transfer and Exchange. Unless otherwise provided for any particular Series of Securities pursuant to Section 2.02, notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.13(b) a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary with the prior written consent of the Company.

(c)  Legend.  Unless otherwise provided for any particular
Series of Securities pursuant to Section 2.02, any Global Security issued hereunder shall bear a legend in substantially the following form:

"THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED
IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF"

(d) Acts of Holders. (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(ii) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(iii) The ownership of bearer securities may be proved by the production of such bearer securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the bearer securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such bearer securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any bearer security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same bearer security is produced, (ii) such bearer security is produced to the Trustee by some other Person,
(iii) such bearer security is surrendered in exchange for a registered security or (iv) such bearer security is no longer outstanding. The ownership of bearer securities may also be proved in any other manner which the Trustee deems sufficient.

(iv) The ownership of registered securities shall be proved by the register maintained by the Registrar.

(v) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(vi) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

The Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f) Consents, Declaration and Directions. Except as provided in Section 2.13(e), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

SECTION 2.14.  CUSIP Numbers.  The Company in issuing the
Securities may use numbers assigned by the Committee on Uniform Securities Identification Procedures ("CUSIP") and corresponding International Securities Identification Numbers ("ISIN") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Series of Securities.
 If a Series of Securities is redeemable and the Company elects or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities of the Series to be redeemed and the redemption price.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein and the terms provided for such Series of Securities.

SECTION 3.02.  Selection of Securities To Be Redeemed.
Unless otherwise provided for a particular Series of Securities pursuant to Section 2.02, if fewer than all the Securities of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities to be redeemed or purchased pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption or purchase portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed or purchased.

SECTION 3.03.  Notice of Redemption.  Unless otherwise
provided for a particular Series of Securities pursuant to Section 2.02, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed after determination by the trustee pursuant to Section 3.02;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities and/or provision of this Indenture or any supplemental indenture pursuant to which the Securities called for redemption are being redeemed; and

(8) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it shall promptly pay the principal of and interest on the Securities of such Series on the dates and in the manner provided in the Securities of such Series and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent has received on time from the Company and holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Compliance Certificate. Each of the Parent and the Company shall deliver to the Trustee within 120 days after the end of its respective fiscal year an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of Parent or the Company, respectively, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Parent or the Company, as applicable, is taking or proposes to take with respect thereto. Each of the Parent and Company also shall comply with TIA section 314(a)(4).

SECTION 4.03. Further Instruments and Acts. Upon request of the Trustee, the Parent and the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

Merger and Consolidation

SECTION 5.01.  When Parent, Company or Subsidiary Guarantors
May Merge or Transfer Assets. (a) Unless otherwise provided for a particular Series of Securities pursuant to Section 2.02, neither the Parent nor the Company shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the
"Successor Company", in the case of the Company, or the "Successor Parent", in the case of the Parent) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) or the Successor Parent (if not the Parent) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Parent or the Company, as applicable, under the Securities and this Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any indebtedness or sale and leaseback transaction which becomes an obligation of the Successor Company, the Successor Parent or any Subsidiary as a result of such transaction as having been incurred at the time of such transaction), no Default shall have occurred and be continuing;

(3) the Parent or the Company, as applicable, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(4) the Parent or the Company, as applicable, shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent or the Company, which properties and assets, if held by the Parent or the Company, as the case may be, instead of such Subsidiaries would constitute all or substantially all of the properties and assets of the Parent or the Company, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Parent or the Company, as applicable.

The Successor Parent and the Successor Company shall be the successor to the Parent or the Company, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the Company, as applicable, under this Indenture, and the predecessor Parent or the Company, as applicable, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b) Unless otherwise provided for a particular Series of Securities pursuant to Section 2.02, neither Parent nor the Company shall permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (1) except upon the occurrence of one of the events referred to clause (i), (ii) or (iii) of Section 10.06, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture and all provisions applicable to particular Series of Securities.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. Unless otherwise provided for a particular Series of Securities pursuant to Section 2.02, each of the following constitutes an "Event of Default" with respect to each Series of Securities:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its stated maturity, upon optional redemption, upon declaration of acceleration or otherwise;

(3) the Company or any Guarantor fails to comply with
Section 5.01;

(4) the Company or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2)or (3) above) and such failure continues for 90 days after the notice specified below;

(5) the Parent (if a Guarantor) or the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Parent (if a Guarantor) or the Company in an involuntary case;

(B) appoints a Custodian of the Parent (if a Guarantor) or the Company or for any substantial part of its property;
or

(C) orders the winding up or liquidation of the Parent
(if a Guarantor) or the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Unless otherwise provided for a particular Series of Securities pursuant to Section 2.02, a Default under clause (4) is not an Event of Default with respect to a Series of Securities until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities of such Series notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default with respect to any Series of Securities (other than an Event of Default specified in Section 6.01(5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities of such Series by notice to the Company and the Trustee, may declare the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereof specified in terms of such Security), premium, if any, and accrued and unpaid interest on all the Securities of such Series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default with respect to any Series of Securities specified in Section 6.01(5) occurs, the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereof specified in the terms of such Security), premium, if any, and interest on all the Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may rescind an acceleration of the Securities of such Series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereof specified in the terms of such Security), premium, if any, or interest on the Securities of such Series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default with respect to any Series of Securities occurs and 45 is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, or interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, or interest on a Security of that Series, (ii) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of Securities of that Series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.  Control by Majority.  The Holders of a
majority in principal amount of the outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of Securities of that Series or that would expose the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, or interest on a Security of any Series when due, no Holder of a Security of such Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to that Series is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities of that Series do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder of any Series may not use this Indenture to prejudice the rights of another Securityholder of that Series or to obtain a preference or priority over another Securityholder of that Series.

SECTION 6.07.  Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any payment with respect to the Securities, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.  If an Event of
Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing
(together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of and as directed by the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6 (including Section 6.08) with respect to any Series of Securities, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities of that Series for principal (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities of any Series.

SECTION 6.12.  Waiver of Stay or Extension Laws.  The Company
(to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee or any Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01.  Duties of Trustee.  (a)  If an Event of
Default with respect to any Series of Securities has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

(b) Except during the continuance of an Event of Default with respect to any Series of Securities:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no other duties, covenants or obligations shall be implied or read into this Indenture otherwise or inferred against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability satisfactory to it is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

(e) At the Company's expense, the Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Service Agent, Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any offering materials, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any Series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of that Series notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.  Unless
otherwise provided for a particular Series of Securities pursuant to
Section 2.02, as promptly as practicable after each May 15, beginning with May 15, 2003, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA section 313(a). The Trustee also shall comply with TIA section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with this Indenture or any matter relating to it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) it may incur in connection with the administration of this trust and the performance of its duties hereunder.
 The Trustee shall notify the Company promptly of any matter for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. If a claim is brought against the Trustee the Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property received from the Company and held in trust to pay principal of and interest on particular Securities.

The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to any Series of Securities by so notifying the Company not less than 60 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and may appoint a successor Trustee with respect to that Series. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee within 30 days from the Company's receipt of notice from the Trustee of such resignation, or if a vacancy exists in the office of Trustee for any reason (the Trustee in each such event being referred to herein as the "Retiring Trustee"), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee with respect to any Series of Securities shall mail a notice of its succession to the outstanding Securityholders of that Series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee with respect to any Series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities of that Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to any Series of Securities fails to comply with Section 7.10, any outstanding Securityholder of that Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The
Trustee shall comply with TIA section 310(b); provided, however, that there shall be excluded from the operation of TIA section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA section 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims
Against Company. The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on
Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities of a Series (other than Securities replaced pursuant to Section 2.08) for cancellation or (2) all outstanding Securities of a Series have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities of that Series, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, as it relates to that Series, subject to
Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities of any Series and this Indenture with respect to such Series ("legal defeasance option") or (2) its obligations with respect to any Series of Securities under the covenants contained in the supplemental indenture establishing the terms of such Series and the operation of Sections 6.01(4) and the limitations contained in Sections 5.01(b) with respect to such Series ("covenant defeasance option"). The Company may exercise its legal defeasance option with respect to any Series of Securities notwithstanding its prior exercise of its covenant defeasance option with respect to that Series.

If the Company exercises its legal defeasance option with respect to any Series of Securities, payment of the Securities of such Series may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to any Series of Securities, payment of the Securities of such Series may not be accelerated because of an Event of Default specified in Sections 6.01(4) or because of the failure of the Company to comply with
Section 5.01(b). If the Company exercises its legal defeasance option or its covenant defeasance option with respect to any Series of Securities, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty with respect to that Series.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates, subject to
Section 8.06.

(c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08
and in this Article 8, with respect to each Series of Securities shall survive until all the Securities of that Series have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to any Series of Securities only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on all the Securities of that Series to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of that Series to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(5) or 6.01(6) occurs which is continuing at the end of the 123-day period;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or if it does so constitute, is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders of that Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders of that Series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Opinion of Counsel in the jurisdiction of organization of the Company (if other than the United States) to the effect that (A) Holders of that Series will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit or defeasance or both, and (B) will be subject to income tax of such jurisdiction on the same amounts, and in the same manner and at the same times as would have been the case if such deposit or defeasance or both had not occurred; and

(9) the Company delivers to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. (a) The Trustee shall hold in trust any money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

(b) During the term of this Indenture, the Trustee shall have no obligation to invest or reinvest any money, U.S. Government Obligations or other securities deposited or received hereunder, except as specifically directed by the Company in writing. Any interest or other income received on such U.S. Government Obligations or other securities deposited or received hereunder, or from investment and reinvestment of the money, U.S. Government Obligations or other securities deposited or received hereunder shall become part of the property held hereunder and any losses incurred on such investment and reinvestment of such property shall be debited against the property held hereunder.

SECTION 8.04.  Repayment to Company.  The Trustee and the
Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05.  Indemnity for Government Obligations.  The
Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited money, U.S.
Government Obligations or the principal and interest received on such money or U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the applicable Series of Securities and the Subsidiary Guarantors' obligations under their respective Subsidiary Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities of that Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations deposited with and held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01.  Without Consent of Holders.  The Company, the
Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Debt (as defined in the applicable Board Resolution, supplemental indenture hereto or Officers' Certificate related to such Series of subordinated Securities) under such provisions (but only if each such holder of Senior Debt under such provisions consents to such change);

(5) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

(6) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any Series of Securities, to add Events of Default or to surrender any right or power herein conferred upon the Company or any Guarantor;

(7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(8) to make any change that does not adversely affect the rights of any Securityholder;

(9) to evidence the acceptance of appointment of a successor
Trustee;

(10) to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such prior Security outstanding;

(11) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of this Indenture by more than one Trustee; or

(12) to establish the form or terms of Securities and coupons of any Series pursuant to Article 2 and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not adversely affect the holders of any outstanding Securities (except as required by applicable securities laws).

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.  With Consent of Holders.  The Company, the
Guarantors and the Trustee may amend this Indenture or the Securities of any Series with the written consent of the Holders of at least a majority in principal amount of the Securities of each Series then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) affected by such amendment. However, without the consent of each Securityholder affected thereby, an amendment may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal amount of or extend the final maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(5) make any Security payable in money other than that stated in the Security;

(6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

(7) make any change in Section 6.04 or 6.05 or the second sentence of this Section;

(8) make any change in the Parent Guaranty or any Subsidiary
Guaranty that would adversely affect the Securityholders; or

(9) subject to Section 6.06, impair the right of any Holder of a Security of any Series to institute suit for the payment of principal amount of (or in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, or interest on a Security of such Series when due.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to all affected Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents and Waivers.
A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of that particular Series. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders of a particular Series entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture or any applicable supplemental indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent, to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and execute and the Trustee shall authenticate and deliver a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue, execute, authenticate or deliver a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment, consent or waiver authorized pursuant to this Article 9 if the amendment consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, consent or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment consent or waiver is authorized or permitted by this Indenture or the applicable supplemental indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any Subsidiary Guaranty or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Guaranties

SECTION 10.01. Guaranties. If Guaranties have been provided for any particular Series of Securities pursuant to Section 2.02, each applicable Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of Securities of such Series and to the Trustee and its successors and assigns (a) the full and punctual payment of principal and interest on the Securities of such Series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities of such Series and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this
Article 10 notwithstanding any extension or renewal of any Guaranteed
Obligation.

In addition, if Guaranties have been provided pursuant to
Section 2.02 for a particular Series of Securities, each applicable Guarantor waives (1) presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment and (2) notice of any default under the Securities of such Series or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, each applicable Guarantor further agrees that its Guaranty constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, and except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each applicable Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, each applicable Guarantor further agrees that its Guaranteed Obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, each applicable Guarantor also agrees to pay any and all costs and expenses (including reasonable fees and expenses of attorneys and other agents) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02.  Limitation on Liability.  Any term or
provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, or the applicable supplemental indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. If Guaranties have been provided for a particular Series of Securities pursuant to
Section 2.02, this Article 10 shall be binding upon each Guarantor so providing a Guaranty with respect to such Series and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in such Series of Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 or this Indenture at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.  Release of Subsidiary Guarantor.  Upon
(i) the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of a Subsidiary Guarantor or (ii) the sale or other disposition of all or substantially all the assets of such Subsidiary Guarantor or if
(iii) at any time when no Default has occurred and is continuing, such Subsidiary Guarantor no longer guarantees any debt of the Parent, the Company or any other Subsidiary Guarantor, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder; provided, however, that, in each of cases (i) and (ii) above, such sale or disposition is to a Person other than the Parent, the Company or any of their respective Affiliates. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07.  Contribution. If Guaranties have been
provided for a particular Series of Securities pursuant to Section 2.02, each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations with respect to such Series to a contribution from each other Subsidiary Guarantor so providing a Subsidiary Guaranty with respect to such Series of Securities in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors so providing a Subsidiary Guaranty with respect to such Series of Securities at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls.  If any
provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Guarantor:

Coors Brewing Company
311 10th Street
Golden, Colorado 80401-0030

Attention: Chief Legal Officer

if to the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY  10005
c/o DB Services New Jersey Inc.
100 Plaza One - MS JCY 03-0603
Jersey City, NJ  07311

Attention: Corporate Trust and Agency Services

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.  Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.
The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08.  Legal Holidays.  A "Legal Holiday" is a
Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09.  Governing Law.  This Indenture and the
Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11. Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


COORS BREWING COMPANY,

  by
________________________
Name:
Title:


GUARANTORS

ADOLPH COORS COMPANY

  by
________________________
Name:
Title:

COORS DISTRIBUTING COMPANY

  by
________________________
Name:
Title:


COORS INTERNATIONAL MARKET
DEVELOPMENT, L.L.L.P.


  by
________________________
Name:
Title:


COORS WORLDWIDE, INC.


  by
________________________
Name:
Title:


COORS CARIBE, INC.


  by
________________________
Name:
Title:



TRUSTEE

DEUTSCHE BANK TRUST COMPANY
AMERICAS


by


Name:
Title: